===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          FISCHER IMAGING CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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

              [LOGO OF FISCHER IMAGING CORPORATION APPEARS HERE]

                           12300 NORTH GRANT STREET
                           THORNTON, COLORADO  80241
                                (303) 452-6800

                                --------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 12, 1998

                          ---------------------------

     The Annual Meeting of Stockholders of Fischer Imaging Corporation (the "Company") will be held at the Holiday Inn, 10 East 120th Avenue, Northglenn, Colorado 80233, on Friday, June 12, 1998, at 1:00 p.m., for the following purposes:

     (1) To elect two Class I directors to the Board of Directors.

     (2) To approve amendments to the Company's Employee Stock Purchase Plan (the "Purchase Plan") including, among other changes, an increase in the number of shares of the Company's Common Stock authorized for issuance under the Purchase Plan from 200,000 shares to 400,000 shares.

     (3) To approve the amendment and restatement of the Company's Nonemployee Director Stock Option Plan (the "Director Plan") including, among other changes, proposed increases in the number of shares of Common Stock authorized for issuance under the Director Plan from 200,000 to 300,000 shares and an increase in the number of shares granted annually to nonemployee directors, and to approve the repricing of outstanding options granted to nonemployee directors.

     (4) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only stockholders holding shares of Common Stock of record at the close of business on April 30, 1998, will be entitled to notice of, or to vote at, the Annual Meeting or any adjournment or postponement thereof.

     STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO BE PRESENT AT THE ANNUAL MEETING, ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME, AND STOCKHOLDERS WHO ARE PRESENT AT THE ANNUAL MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK, OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.


                              By Order of the Board of Directors,


                              Carla J. Wolin,
May 8, 1998                   Secretary

                         FISCHER IMAGING CORPORATION
                           12300 NORTH GRANT STREET
                           THORNTON, COLORADO 80241

                                ---------------

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 12, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of Fischer Imaging Corporation (the "Company") to be held on Friday, June 12, 1998, or at any adjournment or postponement thereof, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed proxy, together with the Company's Annual Report for the year ended December 31, 1997, are being mailed to the Company's stockholders on or about May 8, 1998.

     The accompanying proxy is solicited on behalf of the Board of Directors of the Company. It may be revoked at any time before it is exercised by giving written notice of its revocation to the Secretary of the Company or by filing a later-dated proxy with the Secretary. All shares of the Company's Common Stock, $.01 par value ("Common Stock"), represented by properly executed and unrevoked proxies, will be voted if said proxies are received prior to or at the meeting.

     Only holders of shares of the Company's Common Stock of record at the close of business on April 30, 1998 will be entitled to vote at the Annual Meeting.
At the record date, there were outstanding 6,980,150 shares of Common Stock, which constitute all of the voting securities of the Company. Each share of Common Stock is entitled to one vote upon each matter presented at the Annual Meeting. Abstentions will be counted as present for purposes of determining whether a quorum is present and will have the same effect as a negative vote.

     The affirmative vote of a plurality of the shares voting at the Annual Meeting, assuming a quorum is present, is necessary for the election of the directors. Brokerage firms who hold shares in "street name" for customers have the authority to vote those shares with respect to the election of directors if such firms have not received voting instructions from a beneficial owner. Stockholders do not have the right to cumulate votes in the election of directors. See Proposal No. 1 "Election of Directors."

     Approval of the amendments to the Company's Purchase Plan and the amendment and restatement of the Company's Director Plan and the repricing of outstanding options granted to nonemployee directors will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. Brokers will have authority to vote shares with respect to such proposals. See Proposal No. 2 "Approval of Amendments to the Company's Employee Stock Purchase Plan" and Proposal No. 3 "Approval of the Amendment and Restatement of the Company's Nonemployee Director Stock Option Plan and the Repricing of Outstanding Options."

     The Company will bear the costs of soliciting proxies. The Company will supply banks, brokers, dealers and other custodians, nominees and fiduciaries with proxy materials to enable them to forward such materials to each beneficial owner of shares which they hold of record. Such persons will be reimbursed for their reasonable out-of-pocket expenses. In addition to solicitations by mail, some of the Company's directors, officers and regular employees, without extra compensation, may supplement this solicitation by telephone, facsimile, letter or personal interview.

     Fischer Imaging Corporation was incorporated in Minnesota in 1973 and was reincorporated in Delaware in July 1991. As used in this Proxy Statement, the term "Company" refers to Fischer Imaging Corporation, a Delaware corporation, and, where appropriate, to its predecessor, a Minnesota corporation.

     The principal executive offices of the Company are located at 12300 North Grant Street, Thornton, Colorado 80241. The Company's telephone number is (303) 452-6800.



                             ELECTION OF DIRECTORS
                               (PROPOSAL NO. 1)

     At the meeting, two Class I directors are to be elected to hold office for a term of three years, or until their successors have been duly elected and qualified. Proxies submitted pursuant to this solicitation will be voted, unless specified otherwise, for the election of Kathryn A. Paul and R. John Fletcher. Information with respect to each nominee is set forth in the section entitled "Board of Directors." Ms. Paul is currently a director of the Company, having been elected by the Company's Board of Directors in March 1998 to fill the remainder of the term left vacant by the resignation of Lawrence A. Lehmkuhl. Mr. Fletcher has been nominated to replace Frank W. T. LaHaye, whose three-year term expires at the 1998 Annual Meeting, and who has indicated his intention not to stand for re-election. In the event either of the nominees, who have expressed an intention to serve if elected, fail to stand for election, the persons named in the enclosed form of proxy may vote for a substitute nominee in their discretion. The proxy cannot be voted for more than two nominees.

     Election of the directors will require the affirmative vote of a plurality of the shares of Common Stock voted at the Annual Meeting, assuming a quorum is present. Brokerage firms who hold shares in "street name" for customers have the authority to vote those shares with respect to the election of directors if such firms have not received voting instructions from a beneficial owner. Stockholders do not have a right to cumulate votes in the election of directors.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE TWO PERSONS NOMINATED AS DIRECTORS.



                              BOARD OF DIRECTORS


NOMINEES AND MEMBERS OF THE BOARD OF DIRECTORS

     The Board of Directors consists of three classes of directors, each class serving for a three-year term ending in successive years. The authorized number of directors is currently six. The Class I directors, whose terms will expire at the 1998 Annual Meeting are Kathryn A. Paul and Frank W. T. LaHaye. The Class II directors, whose terms will expire at the 1999 Annual Meeting, are David G. Bragg, M. D., and Thomas J. Cable. The Class III directors, whose terms will expire at the 2000 Annual Meeting, are Morgan W. Nields and Kinney L. Johnson.

     The following table lists the proposed members of the Board of Directors and their ages, positions with the Company, terms of office and the years they were first elected as directors:

                                             Position with the          Director
         Name                  Age               Company                 Since
         ----                  ---           -----------------          --------

Class I   Nominees For a Three Year Term Expiring in 2001:

        Kathryn A. Paul         51           Director                      1998
        R. John Fletcher        52           Director nominee               n/a

Class II  Directors Whose Terms Expire in 1999:

        David G. Bragg, M. D.   64           Director                      1985
        Thomas J. Cable         58           Director                      1984

Class III Directors Whose Terms Expire in 2000:

        Morgan W. Nields        52           Chairman of the Board         1973
                                             and Chief Executive Officer
        Kinney L. Johnson       54           Director                      1973


DIRECTORS

     Kathryn A. Paul joined the Board of Directors in March 1998. Ms. Paul began her career with Kaiser Permanente in 1970, and has held a variety of management positions since that time, including serving as Senior Vice President and Regional Manager, Kaiser Permanente Ohio Region from 1986 to 1994, President of the Colorado and Kansas City regions from 1994 to 1996 and President of
Kaiser Permanente's Rocky Mountain Division beginning in 1996.   Ms. Paul is
also a member of the Board of Directors of the Federal Reserve Board of Denver, and serves on the boards of a variety of civic and charitable organizations.
She is a member of the Compensation Committee of the Board of Directors.

     R. John Fletcher is a nominee to the Board of Directors. Mr. Fletcher serves as Chief Executive Officer of Boston-based Fletcher Spaght, Inc., a strategic consulting firm which specializes in health care and high technology companies, a position he has held since 1983. From 1977 to 1983, he was with the The Boston Consulting Group, Inc. and from 1975 to 1977, served on the faculty of The Wharton School in Philadelphia. Mr. Fletcher is also a director of Nitinol Medical Technologies, AutoImmune, Cayenne Software, and Children's Hospital of Boston.

     David G. Bragg, M.D. has been a director of the Company since 1985. Dr. Bragg is the Benning Presidential Endowed Professor and former Chairman of the Department of Radiology, University of Utah School of Medicine, with which he has been affiliated since 1970. He is also currently Special Assistant to the Director, Diagnostic Imaging Program of the National Cancer Institute, a member of the American Board of Radiology, and a director of the American Investment Bank, N.A. Dr. Bragg is a member of the Audit Committee of the Board of Directors.

     Thomas J. Cable has been a director of the Company since 1984. Mr. Cable founded and has been general partner of Cable & Howse Ventures, Inc., a venture capital firm, since 1977. He is also a director of EndoSonics Corporation, Ostex International Corporation and Mycogen Corporation. Mr. Cable is a member of the Compensation Committee of the Board of Directors.

     Morgan W. Nields has served as Chief Executive Officer and Chairman of the Board since the Company's incorporation in 1973 and served as President from August 1990 until December 1992. Mr. Nields is a Director and member of the Board of Governors of the National Electrical Manufacturers Association (NEMA). He holds a BA degree from Williams College and an MBA from the Amos Tuck School of Business Administration at Dartmouth College.

     Kinney L. Johnson has been a director of the Company since 1973 and was actively involved with the management of the Company from 1973 through February 1985. Mr. Johnson serves as a principal at Sequel Venture Partners, a venture capital firm located in Boulder, Colorado, a position he has held since 1997, and was a principal at Capital Health Venture Partners from 1985 to 1997. Mr. Johnson is also a director of Access Health, Inc. Mr. Johnson is a member of the Audit Committee of the Board of Directors.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held 8 meetings in 1997. Each director attended at least 75% of the meetings of the Board of Directors and committees of which he was a member during 1997.

     The Board of Directors has an Audit Committee, which is presently composed of Mr. Johnson and Dr. Bragg. The Audit Committee met once in 1997 to consider various accounting and auditing matters related to the Company, to review the Company's financial statements, to review the services rendered by the Company's independent public accountants and to recommend the selection of independent public accountants for the Company.

     The Board of Directors also has a Compensation Committee, which is presently composed of Messrs. Cable and LaHaye and Ms. Paul. The Compensation Committee met three times in 1997 to review and recommend compensation for the Company's senior officers. The Compensation Committee also administers the Company's 1991 Stock Option Plan and Purchase Plan.

     The Board of Directors  does not have a nominating committee.

COMPENSATION OF DIRECTORS

     All nonemployee directors of the Company are reimbursed for expenses incurred for attendance at meetings of the Board of Directors and each receives an annual director's fee of $10,000.

     Pursuant to the Director Plan, which was adopted in 1993 and is administered by the Board of Directors, a director who is not an employee of the Company automatically receives a grant of options to purchase 2,000 shares of Common Stock upon his or her election to the Board of Directors, plus an additional grant of options to purchase 2,000 shares on each February 26th thereafter (if the person remains a director on such date). Members of the Board of Directors serving on the Compensation and Audit Committees receive additional options to purchase, respectively, 2,000 and 1,000 shares of Common Stock upon election to these committees and each February 26th thereafter. The options automatically granted under the Director Plan have an exercise price equal to the fair market value of the Common Stock on the date of grant, are immediately exercisable and expire five years from their date of grant. If a person ceases to be a director for any reason other than death or disability, the options remain exercisable for a period of three months. In the event of death or disability, the options remain exercisable for twelve months. A total of 200,000 shares of Common Stock has been reserved for issuance under the Director Plan. As of December 31, 1997, options to purchase 78,000 shares of Common Stock had been granted at an average price of $8.10 per share. See Proposal No. 3 "Approval of Amendment and Restatement of the Company's Nonemployee Director Stock Option Plan and the Repricing of Outstanding Options" regarding proposed amendments to the Director Plan and the repricing of options granted to nonemployee directors.

     In addition, on February 4, 1997, the Company granted to each nonemployee director options to purchase 4,000 shares (7,000 shares in the case of Dr. Bragg) of Common Stock in recognition of additional services to the Company over the preceding year. These options, which vested and were exercisable six months after date of grant, have an exercise price of $6.625, the market price of the Common Stock on the date of grant. These options were not granted under the Director Plan.

                              EXECUTIVE OFFICERS

     The current executive officers of the Company, who serve at the pleasure of the Board of Directors, are as follows:


        Name                Age   Position with Company
        ----                ---   ---------------------

     Morgan W. Nields        52   Chairman of the Board and
                                  Chief Executive Officer

     Anthony G. DeCarolis    51   Vice President, Sales, Marketing, and Service

     William C. Fee          48   Vice President, Chief Accounting Officer

     Mike Tesic, Ph. D.      60   Vice President, Engineering

     Carla J. Wolin          48   Vice President, Administration/Operations
                                  and Secretary


     Biographical information regarding Mr. Nields is set forth above under the heading "Directors."

     Anthony G. DeCarolis joined the Company in May 1995 as Vice President of Sales and became Vice President, Sales and Marketing shortly thereafter. Mr. DeCarolis assumed responsibility for Service operations in September 1996.
Prior to joining the Company, Mr. DeCarolis served in national sales management positions for Toshiba America Medical Systems from 1989 to March 1995 and in management positions at General Electric Company from 1985 to 1989. He has been involved in diagnostic medical imaging since 1981. Mr. DeCarolis holds a BS degree from the University of Pittsburgh.

     William C. Fee joined the Company in August 1995 as its Controller, and was appointed Vice President, Chief Accounting Officer in June 1997. Prior to joining the Company, Mr. Fee was Controller for Neodata Services, Inc., a direct
marketing and fulfillment company, from December 1993 to July 1995.   From 1988
to 1993, Mr. Fee served as Vice President of Finance for a privately-held defense contractor and Controller of a start-up biotechnology company. From 1978 to 1988, Mr. Fee held a variety of financial management positions with AlliedSignal Inc. Mr. Fee began his career with Ernst & Young, where he was a member of the audit staff from 1971 to 1978. Mr. Fee holds a BA degree in Accounting and an MBA from Michigan State University.

     Dr. Tesic joined the Company in November 1993 as Vice President, Engineering. Prior to joining the Company, Dr. Tesic served as Vice President of Engineering and Strategic Development of Lunar Corporation, a medical capital equipment manufacturer, from January 1992 to November 1993. Dr. Tesic was also previously Manager of Research and Development for Varian Corporation's Magnetic Resonance Spectroscopy business from July 1986 to January 1992 and, prior to that, held several management positions with Picker International. Dr. Tesic holds a Ph.D. degree in physics from Case Western Reserve University.

     Carla J. Wolin joined the Company in February 1992 as Director of Human Resources and Risk Management and, in 1994, became the Company's Vice President, Administration. She assumed the additional responsibilities of Secretary of the Corporation in June of 1995 and Vice President of Operations in September of 1996. From February 1990 to January 1992, Ms. Wolin served as Vice President of Human Resources and Risk Management of Aerospatiale Helicopter Corporation. Ms. Wolin holds a BS degree in business from Capital University and attended graduate school at Rockford College.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of April 1, 1998, with respect to the beneficial ownership of the Company's Common Stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock; (ii) each director and director nominee of the Company; (iii) the Company's Chief Executive Officer, the four most highly compensated executives other than the Chief Executive Officer at the end of the Company's last fiscal year, and a former executive officer (collectively, the "Named Executive Officers"); and (iv) all directors and the executive officers as a group.

                                                    Shares Beneficially Owned(1)
                                                    ----------------------------
            Name and Address of Beneficial Owner         Number     Percentage
            ------------------------------------         ------     ----------

            GE Medical Systems, a division of
               General Electric Company               1,333,333 (2)    16.0%
               P. O. Box 414
               Milwaukee, Wisconsin 53201
            Dimensional Fund Advisors Inc.              445,800 (3)     6.4
               1299 Ocean Avenue, 11th Floor
               Santa Monica, CA 90401
            Westcliff Capital Management, LLC,          430,400 (4)     6.2
            Richard S. Spencer and David R. Korus
               200 Seventh Avenue, Suite 105
               Santa Cruz, CA 95062
            Arnold H. Snider                            400,000 (5)     5.7
            Deerfield Capital L.P. and Deerfield                (5)     (5)
               Partners, L. P.
               450 Lexington Avenue, Suite 1930
               New York, NY 10017
            Kennedy Capital Management, Inc.            359,625 (6)     5.2
               10829 Olive Boulevard
               St. Louis, Missouri 63141
            Capital Technology Inc.                     352,000 (7)     5.0
               8314 Pineville-Matthews Rd,
               Suite 295
               Charlotte, NC 28226
            Directors and officers:
               Morgan W. Nields                       1,099,143 (8)    15.5
                 12300 North Grant St.
                 Denver, CO  80241
               Kinney L. Johnson                        263,500 (9)     3.8
               Frank W.T. LaHaye                        105,474 (10)    1.5
               David G. Bragg, M.D.                      16,000 (11)     *
               Thomas J. Cable                           25,064 (12)     *
               Kathryn A. Paul                            4,000 (13)     *
               R. John Fletcher                               0          *
               Anthony G. DeCarolis                      46,083 (14)     *
               William C. Fee                            32,055 (15)     *
               James A. Newcomb                               0          *
               Mike Tesic                                42,625 (16)     *
               Carla J. Wolin                            40,493 (17)     *
               All directors and executive officers
               as a group (10 persons)                1,674,437  (18)  22.9%

            * Less than 1%

 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed. A beneficial owner is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power or investment power over the shares. Number of shares includes all shares underlying options that will be exercisable prior to June 1, 1998.

 (2) Represents 1,333,333 shares of Series D Convertible Preferred Stock ("Preferred Stock") that are immediately convertible into 1,333,333 shares of Common Stock at the option of their holder. Until converted, the Preferred Stock is non-voting, except as required by law.

 (3) Based upon the Schedule 13G filed with the SEC on February 10, 1998, Dimensional Fund Advisors Inc. ("DFAI") has sole voting power over 289,000 shares and sole investment power over 445,800 shares. The reported shares are owned by advisory clients of DFAI; DFAI disclaims beneficial ownership of all reported shares.

 (4) Based upon the joint Schedule 13G filed with the SEC on March 23, 1998, Westcliff Capital Management, LLC ("WCM") has sole voting and investment power over 430,400 shares, and Richard S. Spencer and David R. Korus, the sole owners and managers of WCM, have shared voting and investment power over 430,400 shares.

 (5) Based upon the joint Schedule 13G filed with the SEC on March 27, 1998, Arnold H. Snider has shared voting and investment power over 400,000 shares, Deerfield Capital, L.P. and Deerfield Partners, L.P. have shared voting and investment power over 352,000 shares and Deerfield Management Company and Deerfield International Limited have shared voting and investment power over 48,000 shares.

 (6) Based upon the Schedule 13G filed with the SEC on February 10, 1998, Kennedy Capital Management, Inc. has sole voting power over 338,925 shares and sole investment power over 359,625 shares.

 (7) Based upon the Schedule 13G filed with the SEC on February 6, 1998, Capital Technology Inc. has sole voting power over 72,000 shares and sole investment power over 352,000 shares.

 (8) Includes 170,523 and 118,943 shares held by The Robert L. Nields Trust and the Florence Wesson Nields Irrevocable Trust, respectively. Mr. Nields is a co-trustee and a beneficiary of both trusts and exercises shared voting and investment power as to such shares. Mr. Nields disclaims beneficial ownership of the shares held by both trusts except to the extent of his proportionate interest as beneficiary of the trusts. The amount shown also includes 112,500 shares which may be purchased pursuant to options exercisable prior to June 1, 1998.

(9) Includes 19,000 shares which may be purchased pursuant to options exercisable prior to June 1, 1998.

(10) Mr. LaHaye is a general partner of the general partner of each of Peregrine Ventures II, L.P. ("PVII"). The table includes 79,145 shares held by PVII. Mr. LaHaye is a general partner of Miller & LaHaye, the general partner of PVII. Mr. LaHaye exercises shared voting and investment power and disclaims beneficial ownership with respect to such shares. The amount shown includes 22,000 shares which may be purchased pursuant to options exercisable prior to June 1, 1998.

(11) Represents 16,000 shares which may be purchased pursuant to options exercisable prior to June 1, 1998.

(12) Includes 22,000 shares which may be purchased pursuant to options exercisable prior to June 1, 1998.

(13) Represents 4,000 shares which may be purchased pursuant to options exercisable prior to June 1, 1998.

(14) Includes 39,083 shares which may be purchased pursuant to options exercisable prior to June 1, 1998.

(15) Includes 17,521 shares which may be purchased pursuant to options exercisable prior to June 1, 1998.

(16) Represents 42,625 shares which may be purchased pursuant to options exercisable prior to June 1, 1998.

(17) Includes 38,250 shares which may be purchased pursuant to options exercisable prior to June 1, 1998.

(18) Includes 332,979 shares which may be purchased pursuant to options exercisable prior to June 1, 1998.

                            EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by the Company to the Named Executive Officers for services rendered during the fiscal years ended December 31, 1997, 1996 and 1995:

                          SUMMARY COMPENSATION TABLE

                                                                                Long-Term
                                                                               Compensation
                                                                                  Awards
                                                                             ---------------
                                                     Annual Compensation     # of Securities
                                                    ---------------------       Underlying         All Other
     Name and Principal Position           Year     Salary(1)     Bonus         Options(2)      Compensation(3)
    -----------------------------          ----     ---------   ---------    ---------------    ---------------
     Morgan W. Nields                      1997     $ 234,018   $       0             25,000    $        75,750
     Chairman of the Board                 1996       214,709           0            125,000             75,750
     Chief Executive Officer               1995       187,904      34,856            125,000             76,674

     Anthony G. DeCarolis (4)              1997       141,362      70,000             20,000                  0
     Vice President, Sales and             1996       133,699      45,504             76,000                  0
     Marketing                             1995        85,355      29,167             90,000                  0

     Willliam C. Fee (5)                   1997       102,705      20,000             30,000                  0
     Vice President, Chief                 1996        93,273           0             14,000                  0
     Accounting Officer                    1995        38,012       7,578             10,000                  0

     James A. Newcomb (6)                  1997       135,283           0                  0                  0
     Former Vice President Finance         1996       132,305      15,000             76,000                  0
     and Chief Financial Officer           1995        65,305      15,000             90,000                  0

     Mike Tesic, Ph.D.                     1997       158,894      40,000             20,000             21,577
     Vice President, Engineering           1996       152,622           0             76,000             21,577
                                           1995       132,383      30,020             70,000             21,577

     Carla J. Wolin                        1997       136,930      30,000             20,000                  0
     Vice President, Administration/       1996       121,993           0             76,000                  0
     Operations and Secretary              1995       109,323      16,445             70,000                924

(1)  The amount includes payouts, if any, for excess accrued vacation.

(2) Included in the 1996 option awards are options repriced during the year (100,000 as to Mr. Nields, 56,000 as to Ms. Wolin and Messrs. DeCarolis, Newcomb and Tesic and 4,000 as to Mr. Fee). The 1997, 1995, and the remainder of the 1996 option awards represent new options granted during the respective years.

(3) These amounts principally represent the premiums paid under "split-dollar" life insurance on behalf of certain officers under which the Company will be reimbursed for premiums paid upon the officer's death. The executive receives no ownership in the portion of cash surrender value representing premiums paid under the policies until retirement, and then only if minimum service requirements have been met.

     The 1995 amounts for Ms. Wolin and Mr. Nields include, in addition to "split-dollar" life insurance premiums, $924 of contributions made on behalf of each of these executives by the Company to The Fischer Imaging Employee Capital Accumulation Plan, a savings plan governed by Section 401(k) of the Internal Revenue Code of 1986, as amended. There were no contributions made on behalf of the executives or any other employees of the Company during 1997 or 1996.

(4) Mr. DeCarolis joined the Company in May 1995. Accordingly, no compensation was paid to him prior to that date.

(5) Mr. Fee joined the Company as Controller in August 1995. Accordingly, no compensation was paid to him prior to that date.

(6) Mr. Newcomb joined the Company in June 1995 and left the Company in June 1997. Accordingly, no compensation was paid to him prior to June 1995. Included in Mr. Newcomb's 1997 compensation is payments made to him under a consulting arrangement which commenced in June 1997 and ended in November 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information with respect to individual grants of stock options to the Company's Named Executive Officers during the fiscal year ended December 31, 1997:

                                                                                      Potential Realizable
                                            Percent of                                 Value at Assumed
                              Number of       Total                                    Annual Rates of
                             Securities      Options       Exercise                 Stock Price Appreciation
                             Underlying     Granted to     or Base                    for Option Term(2)
                               Options      Employees       Price      Expiration   ------------------------
  Name                      Granted(#)(1)    in 1997     ($ / Share)      Date       At 5%($)     At 10%($)
  ----                      -------------   ----------   -----------   ----------   ----------   -----------
Morgan W. Nields                25,000         13.5%        $ 5.625      11/13/07     $ 88,438     $ 224,120

Anthony G. DeCarolis            20,000         10.8%          5.625      11/13/07       70,751       179,296

William C. Fee                  10,000         16.2%          7.250       6/12/07       45,595       115,546
                                20,000                        5.625      11/13/07       70,751       179,296

Mike Tesic                      20,000         10.8%          5.625      11/13/07       70,751       179,296

Carla J. Wolin                  20,000         10.8%          5.625      11/13/07       70,751       179,296

No options were granted to Mr. Newcomb during 1997, as he had left the Company prior to the date options were granted for 1997.

(1) Options granted to executive officers on November 13, 1997 vest on a pro-rata monthly basis over a four year period, except that the initial 25% does not vest until after one year. The options granted to Mr. Fee in June 1997 vest 25% six months from date of grant, with the remainder vesting in equal monthly installments over the following 24 months.

(2) Potential realizable values are reported net of the option exercise price, but before taxes associated with the exercise of the option. These amounts are based on the total of all option grants to the executive for the year and upon the assumed rates of appreciation only over the option term (10 years as to options granted during 1997). Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, as well as the option holder's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

           AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR AND
                      FISCAL YEAR-END STOCK OPTION VALUES

     The table below sets forth information concerning exercises of stock options during 1997 and the value of stock options held at the end of the fiscal year ended December 31, 1997 by the Company's Named Executive Officers:

                                                               # of Securities Underlying          Value of Unexercised
                           # of Shares    Value Realized          Unexercised Options              In-the-Money Options
                             Acquired     (market price           at December 31, 1997            at December 31, 1998 (1)
                                on       at exercise, less     --------------------------        --------------------------
Name                         Exercise     exercise price)      Exercisable  Unexercisable        Exercisable  Unexercisable
----                         --------     ---------------      -----------  -------------        -----------  -------------
Morgan W. Nields                   0          $     0             96,354       138,646              $8,431        $2,507
Anthony G. DeCarolis               0                0             18,667        97,333                   0             0
William C. Fee                     0                0              9,917        39,083               2,734         1,953
James A. Newcomb               4,100           13,325                  0             0                   0             0
Mike Tesic                         0                0             26,583        89,417               4,557         2,005
Carla J. Wolin                     0                0             25,125        85,875               3,372         1,003

(1) Based on the closing stock price at December 31, 1997 of $4.9375 per share, as reported on the Nasdaq Stock Market, less exercise price.

                             RETENTION BONUS PLAN

    In December 1995, the Board of Directors adopted a Retention Bonus Plan (the "Retention Plan"). Under the Retention Plan, the Company will vest all options to purchase shares of Common Stock and will make payments to executive officers and other key employees of the Company (the "Participants") in the event of a change of control of the Company. A "change of control" under the Retention Plan is defined to include acquisition of 35% or more of the Company's outstanding Common Stock by a single person or group, certain changes in the composition of the Board of Directors, a consolidation or merger in which the Company is not the surviving corporation, the sale or other transfer of 50% or more of the assets or earnings power of the Company, the adoption of a plan of liquidation or dissolution of the Company, or certain other similar events. Payments made to a Participant under the Retention Plan will not exceed an amount equal to his or her annual base salary in effect immediately prior to the change of control. The Participants, which presently include the executive officers of the Company, are selected by the Board of Directors, who may select additional Participants in the future.

                         COMPENSATION COMMITTEE REPORT

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee is composed of three nonemployee Directors.

     The Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate compensation with the Company's performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives.

     Since its inception, the Company has maintained the philosophy that compensation of its executive officers and others should be directly and materially linked to the Company's operating performance. To achieve this linkage, executive compensation is partially weighted towards incentive compensation bonuses paid on the basis of the Company's operating performance. After its review of the Company's programs, the Committee believes that the total compensation program for executives of the Company during 1997 was adequate.

1997 EXECUTIVE OFFICER COMPENSATION

     In 1997, the compensation packages paid to the executives consisted of base salary, incentive compensation (in the form of cash bonuses), and long-term incentive compensation (in the form of stock options).

BASE SALARY

     The Compensation Committee reviews the base salary levels for the Company's executive officers annually based on the Chief Executive Officer's recommendations. Base salaries are set to be competitive with the salaries paid by other publicly-traded medical capital equipment manufacturers with similar revenues (as determined by a review of publicly available information). These manufacturers include some of the companies that comprise the Company's Peer Index on page 13. Base salaries are also set based on each particular executive's experience, expertise, responsibilities, potential for advancement, and other factors. The Compensation Committee has not found it practicable, nor has it attempted, to assign relative weights to the specific factors used in determining base salary levels, and the specific factors used may vary among individual officers. As is typical for most companies, payment of base salary is not conditioned upon the achievement of any specific, pre-determined performance targets.

INCENTIVE COMPENSATION

     The incentive compensation program provides the potential for the executive officers and other key employees to earn cash incentive bonuses based on the Company's performance for the year. The incentive bonus pool for 1997 was based on the Company's achievement of certain earnings targets. These targets were set during 1997 by the Compensation Committee, based on the recommendations of the Chief Executive Officer. Executive officers and other key employees generally share in the bonus pool in proportion to their base salary. Because the earnings targets were not met, the Company did not make any incentive compensation payments in 1997.

     The Compensation Committee may also approve, in its sole discretion, bonus payments to executive officers that are not directly linked to previously established performance objectives. No such bonuses were paid in 1997. Additionally, the Compensation Committee has authorized the Chief Executive Officer to, where appropriate to an executive's specific employment responsibilities, establish bonus opportunities based upon individual performance objectives. Under such arrangements, Messrs. DeCarolis, Fee, and Tesic and Ms. Wolin received cash bonuses in 1997.

LONG-TERM INCENTIVE COMPENSATION

     The Company provides long-term incentive compensation through its 1991 Stock Option Plan (the "1991 Plan"), which provides for grants of stock options to executive officers and other key employees. The Compensation Committee uses stock options as a significant element of the executive officers' compensation packages. Because the executive officers receive no benefit from the stock options unless the Company's stock price appreciates, the options are intended to provide incentives for the executive officers to enhance long-term Company performance, as reflected in stock price appreciation, thereby increasing stockholder value.

     The Compensation Committee approved the stock options granted to the executive officers in 1997 based on the objectives described above. The options granted on November 13, 1997 vest 25% on the date which is one year from date of grant, with the remainder vesting in equal monthly installments over the following 36 months. The options granted to Mr. Fee on June 12, 1997 vest 25% on the date that is six months from date of grant, with the remainder vesting in equal monthly installments over the following 24 months. The size and nature of the option grants made to the executive officers in 1997 were determined based on a subjective evaluation of the appropriate level of incentive necessary to retain on a long-term basis the services of executives with the experience, expertise, and responsibilities of the executive group.


COMPENSATION OF CHIEF EXECUTIVE OFFICER

     1n 1997, the Compensation Committee structured the compensation package of Morgan Nields, the Company's Chief Executive Officer, in the same manner and based upon the same objectives as the Company's other executive officers. The Compensation Committee believes that Mr. Nields' total compensation package for 1997 properly reflects his importance and contributions to the Company.

SECTION 162 (M)

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the federal income tax deductions of publicly traded companies to the extent that total compensation (including base salary, annual bonus, restricted stock awards, stock option exercises, and non-qualified benefits) for certain executive officers exceeds $1 million in any one year. The Compensation Committee intends to design the Company's compensation program so that the compensation paid to its employees will be completely deductible by the Company.

Thomas J. Cable                   Frank W.T. LaHaye                 Kathryn A. Paul
Compensation Committee Member     Compensation Committee Member     Compensation Committee Member

                    FIVE YEAR STOCK PRICE PERFORMANCE GRAPH


The Stock Price Performance Graph set forth below compares the cumulative total stockholder return on the Company's Common Stock for the five year period from December 31, 1992 to December 31, 1997, with the cumulative total return on the Nasdaq National Market Index and a Peer Group Index over the same period. (Assumes the investment of $100 in the Company's Common Stock and the respective indexes on December 31, 1992, with reinvestment of all dividends.)



            [FIVE YEAR STOCK PRICE PERFORMANCE GRAPH APPEARS HERE]


------------------------------------------------------------------------------------------------------------------------------
                12/92 3/93 6/93 9/93 12/93 3/94 6/94 9/94 12/94 3/95 6/95 9/95 12/95 3/96 6/96 9/96 12/96 3/97 6/97 9/97 12/97
Fischer Imaging   100   89   69   60    58   70   50   54    58   55   61   95   108  157  130   61    64   55   65   61    53
         Nasdaq   100  102  104  113   115  110  105  114   112  122  140  157   159  166  180  186   195  185  218  255   240
     Peer Group   100   86   78   76    74   66   58   69    70   62   76   91    95  120  146  124   128  115  127  134   112
------------------------------------------------------------------------------------------------------------------------------


     * Companies in Peer Group are:
           Acuson Corp.                          EndoSonics Corporation
           ADAC Laboratories                     Fonar Corp.
           Advanced Technology Labs, Inc.        Hologic, Inc.
           Biomagnetic Technologies, Inc.        Imatron, Inc.
           Elscint Limited                       Lunar Corp.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company's Thornton headquarters and manufacturing facility is leased from a partnership whose general partners are Morgan W. Nields, Chief Executive Officer and Chairman of the Company, and Kinney L. Johnson, a member of the Company's Board of Directors, under a lease effective August 1, 1992, which expires July 31, 2012. The lease requires the Company to pay all taxes, insurance, operating and maintenance expenses for the facility, and provides for an annual base rent which is subject to adjustment at the beginning of the 8th, 13th and 18th lease year based on the then current market rent for similar premises, provided the base rent may not be increased at any one time by more than 7%. The Company made total lease payments of $744,000 in 1997.

     The foregoing lease was approved by a majority of the Company's disinterested directors at the time it was entered into by the Company. The Company believes that this lease was entered into for bona fide business purposes and was on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

     GE Medical Systems ("GEMS"), a division of General Electric Company, owns 1,333,333 shares of Series D Convertible Preferred Stock, currently representing an approximately 16% equity ownership interest in the Company. In 1997, the Company's sales to GEMS under an Original Equipment Manufacturer contract accounted for $4.3 million, or 7.5%, of the Company's total revenues.

                         APPROVAL OF AMENDMENTS TO THE
                    COMPANY'S EMPLOYEE STOCK PURCHASE PLAN
                             (THE "PURCHASE PLAN")
                               (PROPOSAL NO. 2)

     On December 12, 1991, the Board of Directors approved and adopted the Employee Stock Purchase Plan (the "Purchase Plan"), subject to approval by the Company's stockholders, which approval was obtained at the Company's 1992 Annual Meeting of Stockholders held on June 24, 1992.

     Currently, there are 200,000 shares of Common Stock authorized for issuance under the Purchase Plan. As of March 31, 1998, 160,937 shares had been issued under the Purchase Plan, at a weighted average exercise price of $5.10 per share. The Purchase Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Under the Purchase Plan, eligible employees, including officers, may be authorized to participate in a series of twelve-month purchase periods. Employees who wish to participate may elect to have withheld from their base compensation during a purchase period a whole percentage, not less than 2% nor more than 5%, for the purchase of Common Stock as of the last day of the purchase period. The price of the Common Stock will be equal to 85% of fair market value of the Common Stock on the first or last day of the purchase period, whichever is less. The initial purchase period commenced on January 1, 1992 and terminated on December 31, 1992. Subsequent purchase periods have each commenced on the January 1 following the end of the preceding purchase period and ended on the following December 31.

     The Purchase Plan is limited to employees of the Company and participating subsidiaries who, on the commencement date of each purchase period, are employed at least 20 hours per calendar week and not less than 5 months per calendar year.

DESCRIPTION OF THE PLAN

     The following summary of the Purchase Plan, and the proposed amendments thereto, are qualified in all respects by reference to the full text of the Purchase Plan and the proposed amendments, copies of which are available upon written request to Carla J. Wolin, Secretary, Fischer Imaging Corporation, 12300 North Grant Street, Thornton, Colorado, 80241.

Purpose

     The purpose of the Purchase Plan is to provide eligible employees of the Company and its participating subsidiaries the opportunity to acquire the Common Stock of the Company, thereby enhancing the personal interest of those employees in the future success of the Company.

Plan Administration

     The Purchase Plan is administered by a committee (the "Committee") composed of at least two members of the Company's Board of Directors who are also Nonemployee Directors. A Nonemployee Director is someone who is not an officer or employee of the Company, does not receive compensation from the Company and does not have a business relationship or possess an interest in a transaction that would be required to be disclosed under the heading "Certain Relationships and Related Transactions" in the Company's Proxy Statement. The Committee shall have full authority to administer the Purchase Plan, including authority to interpret and construe any provision and to adopt such rules and regulations for administering the Purchase Plan as it may deem necessary in order to comply with the requirements of Section 423 of the Code. The Committee may delegate to an agent or agents any of its responsibilities under the Purchase Plan except its responsibilities to establish the number of shares available for purchase by employees during any purchase period, the maximum and minimum percentage of base compensation to be allowed to be paid by any individual employee for the purchase of Common Stock during any of the periods, and its authority to construe and interpret the provisions of the Purchase Plan.

Purchase Period

     The Committee shall establish one or more purchase periods under the Purchase Plan. Each purchase period shall have a commencement date determined by the Committee and shall have a duration of twelve months. The commencement date of the first purchase period was January 1, 1992. No two purchase periods shall run concurrently, and no purchase period can presently have a commencement date later than December 1, 2001. It is proposed that this expiration date under the Purchase Plan be eliminated.

Eligibility and Participation

     Every employee of the Company or Participating Subsidiary who, on the commencement date of the purchase period, is employed on a basis generally requiring not less than 20 hours of service per calendar week and not less than 5 months of service per calendar year is eligible to participate in the Purchase Plan. An individual must also be on the active payroll of the Company or a Participating Subsidiary, unless such individual is temporarily off the payroll due to illness, vacation, jury duty, or other Company-approved absence.

     An eligible employee becomes a Participant in the Purchase Plan for a particular purchase period by completing the prescribed enrollment forms, including a purchase agreement which defines the percent of base compensation to be used to purchase shares of Common Stock as of the end of the purchase period and a payroll deduction authorization form, and, prior to commencement date of the purchase period, filing such forms with the person designated by the Committee.

Purchase of Common Stock

     The purchase price per share is the lesser of (1) 85% of the fair market value of a share of Common Stock on the commencement date of the purchase period and (2) 85% of the fair market value of a share of Common Stock on the last day of the purchase period. The fair market value per share is defined as the average of the closing bid and ask prices quoted on the Nasdaq Stock Market. At April 1, 1998, the average of the closing bid and ask prices quoted on the Nasdaq Stock Market was $3.8125.

     Subject to certain limitations, each participant has the right to purchase the number of shares of Common Stock equal to the amount of his or her base compensation during the purchase period multiplied by the designated participation percentage, and divided by the purchase price per share. For purposes of the Purchase Plan, wages, commissions, overtime pay, and shift premiums are considered base compensation, but bonuses and other incentive payments are not. Each Participant must, prior to the commencement date of a purchase period, designate a whole percentage of base compensation, ranging from a minimum of 2% and not exceeding 5%, to be applied uniformly against each pay period during the purchase period. The minimum and maximum percentages may, at the discretion of the Committee, be revised from time to time.

     If a Participant ceases to be an employee for any reason during a purchase period, the Participant or his or her personal representative may choose either to receive a stock certificate for the whole number of shares of Common Stock paid for pursuant to payroll deductions up to the day prior to the date the employment ceased, together with a cash refund of any excess amount, or to receive a cash refund of the sums previously collected. If the Participant or personal representative fails to make such choice by the 30th day following the date the Participant's employment ceased (or, if earlier, the last date of the purchase period), he or she will receive the cash refund. Upon the earlier of a timely election or the 30th day following cessation of employment, the Participant's right to purchase stock will terminate.

     No employee may participate in the Purchase Plan if, after purchasing shares under the Purchase Plan, such employee would possess five percent or more of the combined voting power or value of all classes of stock of the Company. Also, no Participant may accrue rights to purchase stock which, when aggregated with purchase rights accruable by him under other qualified employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company or its subsidiary corporations (as defined in Section 424(f) of the Code), would permit such Participant to purchase more than $25,000 worth of Common Stock for each calendar year such purchase rights are at any time outstanding.

     A participant may, at any time prior to the last day of the purchase period, terminate his or her participation by notifying the Committee in writing. Upon such notification, any amounts held by the Company by reason of such participation will be refunded without interest, and no further amounts will be deducted. Once terminated, participation may not be resumed during the purchase period.

     Purchases of Common Stock under the Purchase Plan happen automatically as of the last day of the purchase period. Promptly after that date, the Participant will be issued a stock certificate for the number of shares purchased. Only one certificate may be issued per Participant per purchase period. Any amounts collected which are not sufficient to purchase a whole share of stock will be promptly refunded, without interest, to the Participant.

     Proceeds from stock purchases under the Purchase Plan are used for general corporate purposes.

Amendment of the Plan

     The Purchase Plan, as proposed to be amended, allows the Board to from time to time alter, amend, suspend or discontinue the Purchase Plan; provided, however, that (i) no such action shall adversely affect rights and obligations then outstanding under the Purchase Plan, except with the consent of the person to whom such rights were granted, and (ii) no such action may, without the approval of the stockholders of the Company, increase the number of shares subject to the Purchase Plan or the maximum number of shares for which a right to purchase Common Stock may be exercised (except adjustments required under Section V(b) of the Purchase Plan to reflect certain changes in the Company's capital structure), alter the per share purchase price formula to reduce the purchase price per share as specified in the Purchase Plan, otherwise materially increase the benefits accruing to Participants or materially modify eligibility requirements or be amended in any other way to the extent that failure to obtain stockholder approval would cause it to fail to meet the requirements of an "employee stock purchase plan" under Section 423 of the Code or any successor thereto as from time to time in effect or to comply with any other applicable law. Prior to the amendments to the Purchase Plan, the Board could not amend or discontinue the Purchase Plan in the manner stated in clause (ii) of the previous sentence without stockholder approval regardless of whether such approval would cause it to fail to meet the requirements of Section 423 of the Code.

Shares of Common Stock Subject to the Plan

     The maximum number of shares of Common Stock that may be issued pursuant to the Purchase Plan cannot presently exceed, in the aggregate, 200,000 shares of Common Stock, subject to adjustment upon certain adjustments to the capital stock of the Company. In order to allow the Purchase Plan to continue to fulfill its purpose, it is proposed that the maximum number of shares of Common Stock that may be issued be increased to 400,000 shares.

FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE PLAN

     The Purchase Plan is intended to comply with the provisions of Section 421, 423, and 424 of the Code.

     Amounts withheld from a Participant's base compensation for the purchase of shares under the Purchase Plan are taxable as ordinary income. The purchase of shares under the Purchase Plan, however, is not itself a taxable event. Therefore, the discount (the amount by which purchase price is less than market price for the shares at time of purchase) is not taxable at the time of purchase.

     If the Participant sells shares purchased under the Purchase Plan more than two years after the beginning of the purchase period for which he or she purchased the shares: (i) any gain up to the amount of the discount from market price on the first day of the purchase period will be taxable as ordinary income, and any further gain will be taxable as long-term capital gain, and (ii) any loss will be treated as long-term capital loss.

     If the Participant sells within two years after the beginning of the purchase period for which he or she purchased the shares under the Purchase
Plan: (i) the difference between the purchase price and the value of the stock on the date of purchase will be taxable as ordinary income in the year of sale (regardless of the market price of the shares at the time of sale), any gain above this amount will be taxable as a capital gain (short-term or long-term), depending on how long he or she held the stock, and (ii) any loss, after inclusion in the Participant's tax basis of the amount treated as ordinary income pursuant to (i) above, will be treated as a capital loss (short-term or long-term).

     Shares of stock generally must be held for more than one year after purchase in order to qualify for long-term capital gain or loss treatment. Any long-term capital gain will be taxed at a 20% rate if, at the time the shares are sold, the Participant held the shares for more than eighteen months from the date the shares were purchased; otherwise, the long-term capital gain will be taxed at a rate of 28%.

     If the Participant sells or disposes of shares purchased under the Purchase Plan within two years after the beginning of the purchase period for which he or she purchased the shares, the Company is generally entitled to a deduction for the amount of ordinary income recognized by the Participant. In all other cases, the Company is not allowed a deduction.

     Generally, if a Participant makes a gift of his or her shares, the Participant will recognize the same amount of ordinary income had he or she sold the shares at such time. If a Participant dies prior to disposing of shares purchased under the Purchase Plan, the tax return for the year ended upon the Participant's death must include, as ordinary income, the amount the decedent would have recognized as ordinary income had he or she sold such shares after satisfying the two year period described above.

     The preceding is only a general summary of certain Federal income tax consequences which may arise from the purchase or sale of stock pursuant to the Purchase Plan, without regard to circumstances that may apply to a Participant, including the possible applicability of state, local, or foreign tax regulations
which are not covered by this summary.   Therefore, Participants are encouraged
to seek professional advice regarding any potential tax consequences of the Purchase Plan.


REQUIRED VOTE

     Approval of the amendments will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted as present for purposes of determining whether a quorum is present, and will have the same effect as negative votes.



RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENTS TO THE PURCHASE PLAN.

                 APPROVAL OF AMENDMENT AND RESTATEMENT OF THE
               COMPANY'S NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                   AND THE REPRICING OF OUTSTANDING OPTIONS
                             (THE "DIRECTOR PLAN")
                               (PROPOSAL NO. 3)

     On March 5, 1998, the Board of Directors unanimously approved and recommended for adoption the amendment and restatement of the Company's Director Plan which, if approved by the Company's stockholders, would (i) increase the number of shares of Common Stock authorized for issuance under the Director Plan from 200,000 to 300,000 shares, (ii) increase the number of options a nonemployee director is automatically granted under the plan from 2,000 to 5,000 shares per grant, (iii) decrease the number of options a nonemployee director who serves on the Compensation Committee is automatically granted from 2,000 to 1,000 shares, (iv) extend the term of options under the plan from five to ten years, (v) increase the period for exercising options after termination of service to a maximum of five years (depending on length of service) and (vi) amend certain other provisions of the plan. If approved by the Company's stockholders, the amended and restated Director Plan will apply to all outstanding options and amend the provisions of such options with respect to their term and the period for exercising options after termination of service to be the same as those for new automatic options. The Board of Directors (with interested directors abstaining) also unanimously approved and recommended for approval by the stockholders the repricing of all outstanding options granted to nonemployee directors.

     Currently, there are 200,000 shares of Common Stock authorized for issuance under the Director Plan. As of March 31, 1998, options to purchase 97,000 shares were outstanding, at a weighted average exercise price of $7.26 per share. Through March 31, 1998, a total of 6,000 shares had been issued upon the exercise of options granted under the plan. Therefore, if the Director Plan is not amended, options to purchase up to only 97,000 shares of Common Stock may be granted under the plan in the future. The Director Plan presently provides for an automatic grant upon a director's initial election and if the person remains a director, each February 26th thereafter, of options to purchase 2,000 shares of Common Stock. The Board of Directors recommends that the Director Plan be amended to increase the number of options automatically granted from 2,000 shares to 5,000 shares in order to enable the Company to continue to attract and retain nonemployee directors. The Director Plan also provides for an automatic grant of options to purchase 2,000 shares if the director serves on the Compensation Committee and 1,000 shares if the director serves on the Audit Committee. The amended and restated Director Plan would decrease the number of options granted to members of the Compensation Committee to 1,000 shares, to be the same as those granted to Audit Committee members. In addition, under the Director Plan currently, options granted to nonemployee directors expire five years after the date of grant. The amended and restated Director Plan would extend the term of the options to ten years to give the directors more time to be able to exercise their options. Finally, under the existing Director Plan, if a director's service as a director is terminated for any reason other than death or disability, he or she has only three months in which to exercise outstanding options. The amended and restated Director Plan would extend the time period in which the former director could exercise options to be the same as the director's length of service, but not less than one year and not greater than five years. Accordingly, in order to preserve the effectiveness of the Director Plan as an equity compensation vehicle for attracting and retaining nonemployee directors, the Company believes that it is necessary to amend the Director Plan as described above.

     As of March 31, 1998, all of the Company's five nonemployee directors were eligible to participate in the Director Plan, subject to the terms of the plan. Only nonemployee directors are eligible to participate in the Director Plan. In 1997, as described under the heading "Compensation of Directors," these nonemployee directors received automatic grants of options under the Director Plan. If the amended and restated Director Plan is approved, the nonemployee directors will receive automatic grants of options to receive a total of 5,000 shares under the plan per automatic grant, plus 1,000 shares if the director is a member of the Audit or the Compensation Committee. In addition, in 1997, nonemployee directors received grants of discretionary options outside the Director Plan. The Company may also make future discretionary grants of options to nonemployee directors under the plan or otherwise.

DESCRIPTION OF THE DIRECTOR PLAN

     The following summary of the Director Plan, and the proposed amendments to the plan, are qualified in all respects by reference to the full text of the Director Plan, copies of which are available upon written request to Carla J. Wolin, Secretary, Fischer Imaging Corporation, 12300 North Grant Street, Thornton, Colorado, 80241.

Purpose

     The purpose of the Director Plan is to provide long-term incentives and rewards to the Company's nonemployee directors in recognition of their services to the Company.

Plan Administration

     The Director Plan is administered by the Board of Directors. Subject to the terms of the Director Plan, the Board of Directors determines the persons to whom options are granted, the number of shares covered by the options and certain other terms and conditions of the options. The Director Plan may also be administered by a Committee of the Board of Directors, although it has not been so administered in the past.

Eligibility

     Options may be granted only to nonemployee directors of the Company. Any nonemployee director who is prohibited by a policy of his or her employer from receiving options under the Director Plan is not eligible to receive options.

Terms and Conditions of Options

     Certain options are granted automatically under the Director Plan as proposed to be amended: (i) upon his or her initial election or appointment to the Board of Directors and on each February 26th thereafter (if the person remains a director on such date), each of the nonemployee directors receives options to purchase 5,000 shares of Common Stock and (ii) each nonemployee director serving on the Compensation or Audit Committees of the Board of Directors receive additional options to purchase 1,000 shares of Common Stock upon his or her election to these committees and on each February 26th thereafter.

     Options automatically granted to nonemployee directors are fully vested on the date of grant and expire five years from the date of grant. The amended and restated Director Plan would extend the expiration date of the options to ten years from date of grant. If a director's status as a director is terminated for any reason other than death or disability, he or she may exercise the options within three months of such termination. The amended and restated Director Plan would extend the time in which the former director could exercise options to be the same as the director's length of service, but not less than one year and not greater than five years. If the director dies or is disabled while serving as a director, such options may be exercised for a period of twelve months. However, under no circumstances may such options be exercised after the expiration of their five year term (ten year term under the amended and restated Director
Plan).

     The purchase price per share of Common Stock to be purchased upon the exercise of any option automatically granted under the Director Plan must equal 100% of the fair market value of the shares of Common Stock on the date such option is granted. On April 1, 1998, the last reported sale price of the Common Stock on the Nasdaq National Market was $3.75 per share.

     Other terms of options automatically granted under the Director Plan are determined by the Board of Directors. Each option may contain terms and provisions different from other options granted to the same or other recipients. The Board of Directors may provide that shares of Common Stock issuable upon the exercise of a stock option will, under certain conditions, be subject to restrictions whereby the Company has a right of first refusal with respect to such shares or a right or obligation to repurchase all or a portion of such shares. A written option agreement, signed by an officer of the Company, is issued to each nonemployee director to whom an option is granted.

     Under the Director Plan, the Board of Directors may also make discretionary grants of options to nonemployee directors. The number of shares underlying such discretionary grants of options and the exercise price, vesting and other terms and conditions of such options will be determined by the Board of Directors at the time such options are granted.

Shares of Common Stock Subject to the Director Plan

     The maximum number of shares of Common Stock that may be issued pursuant to the exercise of options granted under the Director Plan cannot presently exceed, in the aggregate, 200,000 shares of Common Stock, subject to adjustment upon certain adjustments to the capital stock of the Company. The Director Plan is proposed to be amended to increase this number to 300,000 shares. If any option terminates or expires for any reason without having been exercised in full, the shares of Common Stock not purchased under such option will be once again available for issuance under the Director Plan.

Exercise of Options

     Options may be exercised by delivery of written notice to the Board of Directors, setting forth the number of shares as to which the option is being exercised and accompanied by the full purchase price. The Board of Directors, in its own discretion, may permit a nonemployee director to deliver a promissory note or surrender shares of Common Stock previously acquired as part or full payment of the exercise price, such shares to be valued at their then fair market value. The Board of Directors may also allow a nonemployee director to conduct a simultaneous exercise of an option and sale of the underlying Common Stock through a broker.

Changes in the Company's Capital Structure

     In the event of any stock split, subdivision, re-division, consolidation or other similar adjustment of the Common Stock, the aggregate number of shares of Common Stock that may be granted under the Director Plan, the number of shares of Common Stock covered by each outstanding option and the price per share thereof in each option may be appropriately adjusted by the Board of Directors.

Sale, Reorganization, Merger or Liquidation

     If the Company or its stockholders enter into an agreement to dispose of all, or substantially all, of the assets or outstanding capital stock of the Company by means of a sale, reorganization, merger or liquidation, the Board of Directors shall have the power and discretion to prescribe the terms and conditions for the exercise of, or modification of, the options granted under the Director Plan.

Non-Transferability of  Options

     Under the Director Plan, options are not transferable by the holder thereof other than by will or under the laws of descent and distribution, pursuant to a qualified domestic relations order as defined by the Internal Revenue Code, Title I of the Employee Retirement Income Security Act or the rules thereunder, or with the approval of the Board of Directors.

Amendment and Termination of the Director Plan

     The Director Plan, as amended, will remain in effect until such time as it is terminated by the Board of Directors. The Board of Directors may discontinue or amend the Director Plan, provided that no amendments may adversely affect outstanding options without the approval of the holder thereof. The Director Plan may be amended by the Board of Directors without stockholder approval to the extent permitted by applicable law or the rules of the Nasdaq National Market (or any other automated quotation system or securities exchange upon which the Company's securities are listed).

FEDERAL INCOME TAX CONSEQUENCES OF THE DIRECTOR PLAN

     The following is a general summary of the federal income tax consequences that may apply to the recipients of stock options under the Director Plan. Because the application of tax laws may vary according to individual circumstances, a participant should seek professional tax advice concerning the tax consequences to him or her of participating in the Director Plan, including the potential application and effect of state, local and foreign tax laws and estate and gift tax considerations.


Non-Statutory Stock Options

     Under the Director Plan, the Company may grant only non-statutory stock options. A person who is granted a non-statutory stock option recognizes no taxable income at the time of grant. However, upon the exercise of a non-statutory stock option, the difference between the fair market value of the shares on the date of exercise and the exercise price of the option is taxable as ordinary income and generally is deductible by the Company.

     Upon the disposition of shares acquired pursuant to the exercise of a non-statutory stock option, the participant will recognize a capital gain or loss in an amount equal to the difference between the selling price and the fair market value of the shares on the date of recognition of income. A capital gain or loss will be long-term if the participant has held the shares more than twelve months from the date of recognition of income. Any long-term capital gain will be taxed at a rate of 20% if, at the time the shares are sold, the participant held the shares for more than eighteen months from the date the option was exercised; otherwise, the long-term capital gain will be taxed at a rate of 28%. There are no tax consequences to the Company as a result of the participant's disposition of shares acquired upon exercise of a non-statutory stock option.

Withholding

     The Company may withhold any taxes required by any law or regulation of any governmental authority, whether federal, state or local, in connection with any stock option or other award under the Director Plan, including, but not limited to, withholding of any portion of any payment or withholding from other compensation payable to the participant, unless such person reimburses the Company for such amount.


NEW PLAN BENEFITS

     If the amended and restated Director Plan is approved, the nonemployee directors will automatically receive, in the aggregate, options to purchase 30,000 shares per year based on the current number of nonemployee directors and their current Board committee membership.


DESCRIPTION OF THE REPRICING OF OUTSTANDING OPTIONS

     The Board of Directors (with interested directors abstaining) unanimously approved and recommended for approval by the stockholders the repricing of certain outstanding options granted to nonemployee directors. The repricing of the outstanding options is contingent upon stockholder approval.

     The Board of Directors determined that it would be in the best interests of the Company and its stockholders to acknowledge the services provided by its nonemployee directors by repricing certain outstanding options granted under the Director Plan and otherwise to the nonemployee directors, in view of the significant decline in the market value of the Company's Common Stock. The repricing will only apply to those outstanding options that have an existing exercise price that exceeds the fair market value of the Common Stock on the date of the Board's approval of the repricing and will set the exercise price at such fair market value. In the aggregate, the repricing will result in the lowering of the exercise price of 68,000 options with existing exercise prices ranging from $4.6875 to $13.380 to an exercise price of $4.25 per share. The Board of Directors had effected a repricing in 1996 of options granted to the Company's officers and key employees in an attempt to assure that such options would continue to provide appropriate incentives for the retention of such officers and key employees but did not reprice the options outstanding to nonemployee directors at that time.

REQUIRED VOTE

     Approval of the amended and restated Director Plan and the repricing of outstanding options granted to nonemployee directors will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted as present for purposes of determining whether a quorum is present, and will have the same effect as a negative vote.


RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDED AND RESTATED DIRECTOR PLAN AND THE REPRICING OF OUTSTANDING OPTIONS.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company's officers and directors and persons who are beneficial owners of more than 10% of the Company's Common Stock ("10% beneficial owners") are required to file reports of their holdings and transactions in the Company's Common Stock with the SEC and the Nasdaq Stock Market and to furnish the Company with copies of such reports.

     Based solely upon its review of the reports it has received and upon written representations it has obtained from these persons, the Company believes that the Company's officers, directors and 10% beneficial owners have complied with all such filing requirements with respect to 1997 except as set forth in this paragraph. A late Form 3 filing was made with respect to Mr. Fee's beneficial ownership of the Company's Common Stock at the time of his election as an executive of the Company.



                        INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP, which has been the independent public accountants for the Company and its subsidiaries since 1973, has been selected by the Company's Board of Directors, upon recommendation of its Audit Committee, as independent public accountants for the Company and its subsidiaries for the fiscal year ending December 31, 1998. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will be provided an opportunity to make comments with respect to the Company's financial statements and to respond to appropriate inquiries from stockholders.



                      SUBMISSION OF STOCKHOLDER PROPOSALS
                          FOR THE 1999 ANNUAL MEETING

     Stockholder proposals submitted for presentation at the 1999 Annual Meeting of Stockholders of the Company must be received by the Company no later than January 8, 1999.

               DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

     Management does not now intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders, and it does not know of any business which persons, other than management, intend to present at the meeting. Should any other matters requiring a vote of the stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in respect of any such other matter in accordance with their best judgment.

     Any stockholder who executes and returns the proxy may revoke the same at any time before it is exercised by filing with the Secretary of the Company written notice of such revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.


     UPON WRITTEN REQUEST BY ANY STOCKHOLDER TO WILLIAM C. FEE, VICE PRESIDENT, CHIEF ACCOUNTING OFFICER, FISCHER IMAGING CORPORATION, 12300 NORTH GRANT STREET, THORNTON, COLORADO 80241, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997 WILL BE PROVIDED WITHOUT CHARGE.



                                      By Order of the Board of Directors,



                                      CARLA J. WOLIN,
                                      Secretary


Thornton, Colorado
May 8, 1998

                                                                         ANNEX A
                                                                         -------


                          FISCHER IMAGING CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN
                          ----------------------------


I.        Purpose.
          -------

          The Fischer Imaging Corporation Employee Stock Purchase Plan (the "Plan") is intended to provide eligible employees of Fischer Imaging Corporation (the "Company") and its Participating Subsidiaries, with an opportunity to acquire a proprietary interest in the Company through their participation in a plan designed to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code (the "Code"). A Participating Subsidiary shall be a subsidiary, as defined in Section 424(f) of the Code designated by the Board of Directors as a Participating Subsidiary.

II.       Administration.
          --------------

          (a) Committee.  The Plan shall be administered by a committee (the
              ---------
"Committee") composed of at least two members of the Board of Directors of the Company (the "Board"), all of whom shall be Disinterested Persons. A Disinterested Person is a director who is not, during the one year prior to service on the Committee, granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any of its affiliates. The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Section 423 of the Code. The Committee may delegate to an agent or agents any of its responsibilities under the Plan except its responsibilities to establish the number of shares available for purchase by employees during any purchase period, the maximum and minimum percentage of base compensation to be paid by any single employee for the purchase of stock during any of the periods and its authority to construe and interpret the provisions of the Plan.

          (b) Actions of Committee.  All actions taken and all interpretations
              --------------------
and determinations made by the Committee in good faith (including determinations of fair market value) shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.

III.      Purchase Periods.
          ----------------

          The Committee shall establish one or more purchase periods under the Plan. Each purchase period shall have a commencement date determined by the Committee and shall have a duration of twelve months. The commencement date of the first purchase period, however, shall be the Effective Date of the Plan. No two purchase periods shall run concurrently, and no purchase period shall have the commencement date later than December 1, 2001.

IV.       Eligibility and Participation.
          -----------------------------

          (a) Every employee of the Company or a Participating Subsidiary who, on the commencement date of the purchase period, is employed on a basis which customarily requires not less than 20 hours of service per calendar week and not less than 5 months of service per calendar year is eligible to participate in the Plan during a purchase period.

          (b) An eligible employee may become a Participant in the Plan for a particular purchase period by completing the enrollment forms prescribed by the Committee (including a purchase agreement and a payroll deduction authorization) and filing such forms prior to the commencement date of the purchase period with the person designated by the Committee. No enrollment forms will be accepted from an individual who is not on the active payroll of the Company or a Participating Subsidiary on the filing date, unless such individual is temporarily off the payroll by reason of illness, vacation, jury duty or other employer-approved absence.

V.        Stock Subject to Plan.
          ---------------------

          (a) Common Stock.  The stock which is purchasable by Participants
              ------------
shall be the Company's authorized but unissued or reacquired common stock (the "Common Stock"). In order to have shares available for sale under the Plan, the Company may repurchase shares of Common Stock on the open market or otherwise. The maximum number of shares which may be sold to employees during any single purchase period shall be established by the Committee prior to the beginning of the purchase period; provided however, that the total number of shares which may be sold to employees throughout the entire duration of the Plan shall not exceed 200,000 shares (subject to adjustment under subparagraph (b) below).

          (b) Changes in Capital Structure.  In the event any change is made to
              ----------------------------
the Common Stock purchasable under the Plan (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend in excess of 10% at any single time, stock split, combination of shares, exchange of shares, changes in corporate structure or otherwise), then appropriate adjustments shall be made to the maximum number of shares purchasable under the Plan, the maximum number of shares purchasable under any right to purchase stock outstanding under the Plan, and the number of shares and price per share of stock subject to rights to purchase stock outstanding under the Plan.

VI.       Purchase of Common Stock.
          ------------------------

          (a) Right to Purchase.  An eligible employee who becomes a Participant
              -----------------
for a particular purchase period shall have the right, as of the beginning of the purchase period, to purchase Common Stock upon the terms and conditions set forth below and shall execute a purchase agreement embodying such terms and conditions and such other provisions, not inconsistent with the Plan, as the Committee may deem advisable.

          (b) Purchase Price Per Share.  Except as provided in Section VI(j),
              ------------------------
the purchase price per share shall be 85 percent of the fair market value of a share of Common Stock on the commencement date of the purchase period. The fair market value of a share of Common Stock on any date shall be the average of the representative closing bid and asked prices, as quoted by the National Association of Securities Dealers through NASDAQ (its automated system for reporting quotes), for the date in question, or, if the Common Stock is listed on a national stock exchange, the average of the highest and lowest officially-quoted selling prices on such exchange on the date in question.

          (c) Total Purchase Price.  Each Participant shall, for any purchase
              --------------------
period, have the right to purchase Common Stock with a total purchase price equal to a designated percentage of his Base Compensation. A Participant's "Base Compensation" for a particular purchase period shall be the amount of his base salary or wages, including commissions paid to sales employees, overtime pay and shift premiums but excluding bonuses and other incentive payments, that is payable to him at any time or from time to time during the purchase period. Each Participant shall designate in his purchase agreement the whole percentage of his Base Compensation he wishes to pay for the purchase of stock for the particular purchase period, subject to the provisions set forth below which shall be uniformly applied to all Participants in a particular purchase period:

                (i) The maximum percentage of a Participant's Base Compensation which may be paid for the purchase of stock in a particular purchase period shall be five percent; provided, however, that the Committee shall establish prior to the beginning of the purchase period a maximum number of shares (subject to adjustment under Section V(b)) that may be purchased during the purchase period by each Participant.

                (ii) The minimum percentage of a Participant's Base Compensation which may be paid for the purchase of stock in a particular purchase period shall be two percent.

                (iii) No right to purchase shares under the Plan shall be granted to an employee if such employee would, immediately after the grant, own stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries as defined in
Section 424(f) of the Code. An employee's stock ownership shall be determined under Section 424(d) of the Code and stock which an employee may purchase under any outstanding options shall be treated as stock owned by the employee.

Notwithstanding the provisions of paragraphs (i) and (ii), above, the Committee may, in its discretion, establish any other maximum and minimum percentages of Base Compensation to be paid for stock under the Plan.

          (d) Allocation of Available Shares.  Should the total number of shares
              ------------------------------
of Common Stock which may be purchased under the purchase agreements of all Participants for a particular purchase period exceed the number of shares available for sale under the Plan, then the Committee shall make a pro rata allocation of the available shares and shall notify each Participant of such allocation.

          (e) Payment.  Payment of the purchase price for stock under the Plan
              -------
shall be effected by means of payroll deductions, which shall begin with the first pay period, the payment date for which occurs coincident with or immediately following the commencement date of the relevant purchase period and shall terminate with the last pay period the payment date for which occurs on or prior to the last day of the purchase period. Each payroll deduction shall be an amount equal to the percentage of the Base Compensation included in that payroll payment that was designated by the Participant in his purchase agreement (subject to reduction as provided in Section VI(g)).

          (f) Termination of Right to Purchase.  A Participant may, at any time
              --------------------------------
prior to the last day of the purchase period, terminate his right to purchase stock under the Plan by filing the prescribed notification form with the Committee or its delegate. Any amounts deducted from the Participant's pay or otherwise collected from him by reason of his participation in the Plan for such purchase period shall be refunded, and no further amounts will be collected from the Participant (by payroll deduction or otherwise) during the remainder of the purchase period. A Participant's termination of his right to purchase shall be irrevocable with respect to the purchase period to which it pertains.

          (g) Reduction of Base Compensation Percentage.  A Participant may,
              -----------------------------------------
once and only once during a purchase period, reduce the percentage of his Base Compensation to be paid for shares of Common Stock under his purchase agreement to a lesser whole percentage but not to a percentage less than the minimum percentage of Base Compensation determined under Section VI(c)(ii). The reduction shall be effected by filing the prescribed notification form with the Committee prior to the last day of the purchase period. Such reduction may be made effective prospectively only, to apply to pay periods after the date of the notification.

          (h) Termination of Employment.  If a Participant ceases to be an
              -------------------------
employee of the Company or a Participating Subsidiary for any reason (including death or retirement) during a purchase period, the Participant or his personal representative may either

               (i) receive a stock certificate for the whole number of shares of Common Stock paid for pursuant to payroll deductions made on behalf of the Participant during the purchase period up to the day prior to the date of the Participant's cessation of employment, together with a cash refund of any excess of the amount previously collected during the purchase period over the purchase price for the issued shares; or

               (ii) receive a cash refund of all sums previously collected from the Participant during the purchase period.

Any election provided by this Section VI(h) shall be exercisable only during the 30-day period following the date of the Participant's cessation of employment (but in no event later than the last date of the purchase period), and the underlying right to purchase stock under the Plan shall terminate upon the exercise of such election. If a Participant or his personal representative fails to make a timely election under this Section VI(h), the Company shall treat such failure as an election to exercise alternative (ii).

          (i) Exercise.  Each right to purchase stock under the Plan other than
              --------
a right to purchase stock which has been accelerated under the Plan or which has been previously terminated under the Plan shall be exercised automatically on the last day of the purchase period. Promptly after the date of exercise of any right to purchase stock under the Plan, the Participant shall be issued a stock certificate for the whole number of shares for which his right to purchase has been exercised. Not more than one certificate shall be issued pursuant to the exercise of any right to purchase stock under the Plan. Any excess of the amount previously collected during the purchase period over the purchase price of the issued shares shall be promptly refunded.

          (j) Reduction of Purchase Price.  If the fair market value of a share
              ---------------------------
of Common Stock on the last day of the purchase period is less than the fair market value of such share on the commencement date of the purchase period, then the purchase price per share under the Plan on the last day of the purchase period shall be reduced to 85 percent of the fair market value of such share on the last day of the purchase period. Each right to purchase stock under the Plan not previously exercised or terminated shall be automatically exercised on the last day of the purchase period for the number of whole shares obtained by dividing the sum previously collected from the Participant (and not refunded) by the purchase price per share determined under this Section VI(j), but in no event shall any right to purchase stock under the Plan be exercised for more than the specified number of shares (subject to adjustment under Section V(b)) established by the Committee pursuant to Section VI(c)(i) prior to the beginning of the purchase period, and the balance of any amount previously collected from the Participant shall be refunded.

          (k) Rights as Stockholder.  A Participant shall have no rights as a
              ---------------------
stockholder with respect to shares subject to a right to purchase stock granted him under the Plan until such right to purchase is exercised. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of exercise.

          (l) Assignability.  No right to purchase stock granted under the Plan
              -------------
shall be assignable or transferable by a Participant other than by will or by the laws of descent and distribution, and during the lifetime of the Participant such rights to purchase stock shall be exercisable only by him.

          (m) Accrual Limitations.  No Participant shall be entitled to accrue
              -------------------
rights to purchase stock under this Plan which, when aggregated with purchase rights accruable by him under other qualified employee stock purchase plans (within the meaning of Section 423 of the

Code) of the Company or its subsidiary corporations (as defined in Section 424(f) of the Code), would permit such Participant to purchase more than $25,000 worth of Common Stock (determined on the basis of the fair market value of such Common Stock on the date the Participant accrues purchase rights under the Plan) for each calendar year such purchase rights are at any time outstanding.

          (n) Merger or Liquidation of Company.  In the event the Company or its
              --------------------------------
shareholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of sale, merger, reorganization or liquidation, each participant may either

               (i) receive a stock certificate for the whole number of shares of Common Stock paid for pursuant to payroll deductions made on behalf of the Participant during the purchase period up to the day prior to the date of such transaction, together with a cash refund of any excess of the amount previously collected during the purchase period over the purchase price for the issued shares; or

               (ii) receive a cash refund of all sums previously collected from the Participant during the purchase period.

          (o) No Interest.  No interest shall be paid on any monies refunded to
              -----------
Participants pursuant to the provisions of this Plan.

VII       Amendment.
          ---------

          The Board may from time to time alter, amend, suspend or discontinue the Plan; provided, however, that no such action shall adversely affect rights and obligations with respect to rights to purchase stock at the time outstanding under the Plan; and provided, further, that no such action of the Board may, without the approval of the stockholders of the Company, increase the number of shares subject to the Plan or the maximum number of shares for which a right to purchase stock under the Plan may be exercised (unless necessary to effect the adjustments required by Section V(b)), extend the term of the Plan, alter the per share purchase price formula so as to reduce the purchase price per share specified in the Plan, otherwise materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan. Furthermore, the Plan may not, without the approval of the stockholders of the Company, be amended in any manner which will cause the Plan to fail to meet the requirements of an "employee stock purchase plan" under Section 423 of the Code.

VII       Effective Date.
          --------------

          This Plan shall become effective on January 1, 1992, provided the Plan is approved by stockholders of the Company within twelve months after December 12, 1991, the date on which it was approved by the Board.

                          FISCHER IMAGING CORPORATION

              AMENDMENT NO. 1 TO THE EMPLOYEE STOCK PURCHASE PLAN


          This Amendment No. 1 to the Employee Stock Purchase Plan ("Purchase Plan") of Fischer Imaging Corporation (the "Company") is made as of this 5th day of March, 1998 pursuant to the approval of the Board of Directors of the Company on the same date, and subject to the approval of the Company's stockholders at the next annual meeting. Initially capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Purchase Plan.


          A.   Administration.  The first two sentences of Section II(a) of the
               --------------
Purchase Plan are hereby amended to read in their entirety as follows: "The Plan shall be administered by a committee (the "Committee") composed of at least two members of the Board of Directors of the Company (the "Board"), all of whom shall be "Non-employee directors" as defined in Rule 16b-3(b)(3)(i) or any successor thereto."

          B.   Purchase Periods.  The last sentence of Section III of the
               ----------------
Purchase Plan is hereby amended to read in its entirety as follows: "No two purchase periods shall run concurrently."

          C.   Stock Subject to Plan.  The last sentence of Section V(a) of the
               ---------------------
Purchase Plan is hereby amended to read in its entirety as follows: "The maximum number of shares which may be sold to employees during any single purchase period shall be established by the Committee prior to the beginning of the purchase period; provided however, that the total number of shares which may be sold to employees throughout the entire duration of the Plan shall not exceed 400,000 shares (subject to adjustment under subparagraph (b) below)."

          D.   Amendment. Section VII of the Purchase Plan is hereby amended to
               ---------
read in its entirety as follows: "The Board may from time to time alter, amend, suspend or discontinue the Plan; provided, however, that no such action shall adversely affect rights and obligations with respect to rights to purchase stock at the time outstanding under the Plan, except with the consent of the person to whom such rights were granted; and provided, further, that no such action of the Board may, without the approval of the stockholders of the Company, increase the number of shares subject to the Plan or the maximum number of shares for which a right to purchase stock under the Plan may be exercised (unless necessary to effect the adjustments required by Section V(b)), alter the per share purchase price formula so as to reduce the purchase price per share specified in the Plan, otherwise materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan or amend the Plan in any other manner to the extent that failure to obtain stockholder approval would cause the Plan to fail to meet the requirements of an "employee stock purchase plan" under Section 423 of the Code or any successor thereto as from time to time in effect or to comply with any other applicable law."

                                                                         ANNEX B
                                                                         -------


                          FISCHER IMAGING CORPORATION
                     NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

                          Adopted on February 26, 1993
                    As Amended and Restated on March 5, 1998

I.   PURPOSE

     The Fischer Imaging Corporation Nonemployee Director Stock Option Plan (the "Plan") provides for the grant of Stock Options to Nonemployee Directors of Fischer Imaging Corporation (the "Company") in order to advance the interests of the Company through the attraction, motivation and retention of its Nonemployee Directors.

II.  NON-STATUTORY STOCK OPTIONS

     The Stock Options granted under the Plan shall be nonstatutory stock options ("NSOs") which are intended to be options that do not qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

III  ADMINISTRATION

     3.1  Committee.  The Plan shall be administered by the Board of Directors
          ---------
of the Company (the "Board") or by a committee of two or more directors (the "Committee"). The Committee or the Board, as the case may be, shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and any Stock Option granted thereunder, and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of the Code or in order to conform to any regulation or to any change in any law or regulation applicable thereto.
The Board of Directors may reserve to itself any of the authority granted to the Committee as set forth herein, and it may perform and discharge all of the functions and responsibilities of the Committee at any time that a duly constituted Committee is not appointed and serving. All references in this Plan to the "Committee" shall be deemed to refer to the Board of Directors whenever the Board is discharging the powers and responsibilities of the Committee.

     3.2  Actions of the Committee.  All actions taken and all interpretations
          ------------------------
and determinations made by the Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants in the Plan, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.

IV.  DEFINITIONS

     4.1  "Stock Option."  A Stock Option is the right granted under the Plan to
           ------------
a Nonemployee Director to purchase shares of Common Stock.

     4.2  "Common Stock."  A share of Common Stock means a share of authorized
           ------------
but unissued or reacquired common stock (par value $.01 per share) of the Company.

     4.3  "Fair Market Value."  If the Common Stock is not traded publicly, the
           -----------------
Fair Market Value of a share of Common Stock on any date shall be determined, in good faith, by the Board or the Committee after such consultation with outside legal, accounting and other experts as the Board or the Committee may deem advisable, and the Board or the Committee shall maintain a written record of its method of determining such value. If the Common Stock is traded publicly, the Fair Market Value of a share of Common Stock on any date shall be the average of the representative closing bid and asked prices, as quoted by the National Association of Securities Dealers through Nasdaq (its automated system for reporting quotes), for the date in question or, if the Common Stock is listed on the Nasdaq National Market or is listed on a national stock exchange, the officially quoted closing price on Nasdaq or such exchange, as the case may be, on the date in question.

     4.4  "Nonemployee Director."  A Nonemployee Director is a Member of the
           --------------------
Board of Directors of the Company who is not also an employee of the Company.

     4.5  "Participant."  A Participant is a Nonemployee Director to whom a
           -----------
Stock Option is granted.

V.   OPTION GRANTS

     5.1  Automatic Grants of Shares.  Upon the initial election or appointment
          --------------------------
of a Nonemployee Director to the Company's Board of Directors, the Nonemployee Director shall be automatically granted a Stock Option to purchase 5,000 shares of Common Stock, plus an additional 1,000 shares of Common Stock if he or she shall serve on the Compensation Committee, and an additional 1,000 shares of Common Stock if he or she shall serve on the Audit Committee (subject to adjustment pursuant to Section 6.2 hereof) effective as of the date such person is elected or appointed to the Board of Directors. Thereafter, on each succeeding February 26th, each Nonemployee Director then serving on the Board of Directors shall be automatically granted a Stock Option to purchase 5,000 shares of Common Stock, plus an additional 1,000 shares of Common Stock if such person is then serving on the Compensation Committee and an additional 1,000 shares of Common Stock if such person is then serving on the Audit Committee (subject to adjustment pursuant to Section 6.2 hereof). The purchase price per share of Common Stock for the shares to be purchased pursuant to the exercise of any such Stock Option shall be 100% of the Fair Market Value of a share of Common Stock on the date on which the Nonemployee Director is granted the Stock Option. Such Stock Options shall be fully vested on the date of grant and shall expire, to the extent not exercised, ten years after the date of grant.

     5.2  Discretionary Grants of Options.  The Board of Directors may also make
          -------------------------------
discretionary grants of Stock Options to Nonemployee Directors. The number of shares of Common Stock underlying such Stock Options and the exercise price, vesting, and other terms and conditions of such Stock Options shall be determined by the Board of Directors at the time such Stock Options are granted.

     5.3  Other Terms.  Except for the limitations set forth in Section 5.1 with
          -----------
respect to Stock Options automatically granted to Nonemployee Directors, the terms and provisions of Stock Options shall be as determined from time to time by the Committee, and each Stock Option issued may contain terms and provisions different from other Stock Options granted to the same or other Stock Option recipients. Each Stock Option shall be evidenced by a written agreement ("Option Agreement") containing such terms and provisions as the Committee may determine, subject to the provisions of the Plan. Any Nonemployee Director who is prohibited by a policy of his or her employer from receiving Stock Options under the Plan will not be eligible to receive Stock Options under the Plan.

VI.  SHARES OF COMMON STOCK SUBJECT TO THE PLAN

     6.1  Maximum Number.  The maximum aggregate number of shares of Common
          --------------
Stock that may be made subject to Stock Options shall be 300,000 authorized but unissued shares. If any Stock Options for any reason expire, are canceled or forfeited or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired shall revert to and again become available for issuance under the Plan.

     6.2  Capital Changes.  In the event any changes are made to the number of
          ---------------
shares of Common Stock outstanding (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend in excess of ten percent (10%) at any single time, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), appropriate adjustments shall be made in: (i) the number of shares of Common Stock theretofore made subject to Stock Options, and in the purchase price of said shares; and (ii) the aggregate number of shares which may be made subject to Stock Options. If any of the foregoing adjustments shall result in a fractional share, the fraction shall be disregarded, and the Company shall have no obligation to make any cash or other payment with respect to such fractional share.

VII  EXERCISE OF STOCK OPTIONS

     7.1  Exchange of Outstanding Stock.  The Committee, in its sole discretion,
          -----------------------------
may permit a Participant to surrender to the Company shares of Common Stock previously acquired by the Participant as part or full payment for the exercise of a Stock Option. Such surrendered shares shall be valued at their Fair Market Value on the date of exercise.

     7.2  Use of Promissory Note.  The Committee may, in its sole discretion,
          ----------------------
impose terms and conditions, including conditions relating to the manner and timing of payments, on the exercise of Stock Options. Such terms and conditions may include, but are not limited to, permitting a

Participant to deliver to the Company a promissory note as full or partial payment for the exercise of a Stock Option.

     7.3  Stock Restriction Agreement.  The Committee may provide that shares of
          ---------------------------
Common Stock issuable upon the exercise of a Stock Option shall, under certain conditions, be subject to restrictions whereby the Company has a right of first refusal with respect to such shares or a right or obligation to repurchase all or a portion of such shares, which restrictions may survive a Participant's term as a Director of the Company. The acceleration of the time or times at which a Stock Option becomes exercisable may be conditioned upon the Participant's agreement to such restrictions.

     7.4  Termination of Director Status before Exercise.  If a Participant's
          ----------------------------------------------
term as a Director of the Company shall terminate for any reason other than the Participant's death or disability, any Stock Option then held by the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of his Director status for a period of time equal to the number of years of service as a director, not to exceed five years from such termination date and in no event less than one year. If the Participant's Director status is terminated because the Participant dies or is disabled within the meaning of Section 22(e)(3) of the Code, any Stock Option then held by the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of his Director status for a period of twelve months (but in no event beyond ten years from the date of grant of the Stock Option). If the Stock Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect.

VII  NO EFFECT UPON STOCKHOLDER RIGHTS

     Nothing in this Plan shall interfere in any way with the right of the stockholders of the Company to remove the Participant from the Board pursuant to the Delaware General Corporation Law or the Company's Certificate of Incorporation or Bylaws.

IX.  NO RIGHTS AS A STOCKHOLDER

     A Participant shall have no rights as a stockholder with respect to any shares of Common Stock subject to a Stock Option. Except as provided in Section 6.2, no adjustment shall be made in the number of shares of Common Stock issued to a Participant, or in any other rights of the Participant upon exercise of a Stock Option by reason of any dividend, distribution or other right granted to stockholders for which the record date is prior to the date of exercise of the Participant's Stock Option.

X.   ASSIGNABILITY

     Except as approved by the Board, no Stock Option granted under this Plan, nor any other rights acquired by a Participant under this Plan, shall be assignable or transferable by a Participant, or any other person other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act ("ERISA"), or the rules thereunder. Notwithstanding the foregoing, in the event of the Participant's death, the Stock Option may be exercised by the personal representative of the Participant's estate or, if no personal representative has been appointed, by the successor or successors in interest determined under the Participant's will or under the applicable laws of descent and distribution.

XI.   MERGER OR LIQUIDATION OF THE COMPANY

      If the Company or its stockholders enter into an agreement to dispose of all, or substantially all, of the assets of the Company or enters into a merger or reorganization in which the Company is not the surviving corporation or the Corporation is the surviving corporation but in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger or reorganization, the Board shall have the power and discretion to prescribe the terms and conditions for the exercise of, or modification of, the Stock Options granted hereunder.
By way of illustration, and not by way of limitation, the Board may provide that such Stock Options will be exchanged or converted into options to acquire securities of the surviving or acquiring corporation, or may provide for a payment or distribution in respect of outstanding Stock Options (or the portion thereof that is currently exercisable) in cancellation thereof. The Board may provide that Stock Options or other rights granted hereunder must be exercised in connection with the closing of such transaction, and that if not so exercised such Stock Options will expire. Any such determinations by the Board may be made generally with respect to all Participants, or may be made on a case-by-case basis with respect to particular Participants. The provisions of this
Article XI shall not apply to any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company's capital stock.

XII.  AMENDMENT

      The Board may from time to time alter, amend, suspend or discontinue the Plan, including, where applicable, any modifications or amendments as it shall deem advisable in order to conform to any regulation or to any change in any law or regulation applicable thereto; provided, however, that except as provided in
Article XI, no such action shall adversely affect the rights and obligations with respect to Stock Options at any time outstanding under the Plan; and provided further that no such action shall be taken without the approval of the stockholders of the Company if such approval is required by applicable law or the rules of the Nasdaq National Market (or any other automated quotation system or securities exchange upon which the Company's securities are listed).

XIII. REGISTRATION OF OPTIONED SHARES

      The Stock Options shall not be exercisable unless the purchase of such optioned shares is pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended (the "Act"), or unless, in the opinion of counsel to the Company, the proposed purchase of such optioned shares would be exempt from the registration requirements of the Act and from the registration or qualification requirements of applicable state securities laws.

XIV.  BROKERAGE ARRANGEMENTS

      The Committee, in its discretion, may enter into arrangements with one or more banks, brokers or other financial institutions to facilitate the disposition of shares acquired upon exercise of Stock Options including, without limitation, arrangements for the simultaneous exercise of Stock Options and sale of the shares acquired upon such exercise.

XV.   NONEXCLUSIVITY OF THE PLAN

      Neither the adoption of the Plan (or any amendments thereto) by the Board nor the submission of the Plan (or any amendments thereto) to stockholders of the Company for their approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to Nonemployee Directors, which the Company now has lawfully put into effect.

XVI.  EFFECTIVE DATE

      This Plan was adopted by the Board of Directors and became effective on February 26, 1993. This Plan was amended and restated effective as of the close of business on March 5, 1998 (subject to stockholder approval).

XVII. AMENDMENTS TO CERTAIN TERMS OF OUTSTANDING OPTIONS

      The amendment and restatement of this Plan effective as of the close of business on March 5, 1998 (subject to stockholder approval) shall automatically effect an amendment of only the following terms of all stock options granted under this Plan and outstanding as of the close of business on March 5, 1998: the expiration date of such options, to the extent not exercised, shall be ten years from the original date of grant of each option outstanding as of the close of business on March 5, 1998, and Section 7.4 of this amended and restated Plan shall apply to such options (no other terms of the options outstanding as of the close of business on March 5, 1998 shall be affected by this amendment).

                                                                        ANNEX C


PROXY                             SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                          FISCHER IMAGING CORPORATION


  The undersigned hereby appoints Morgan W. Nields and William C. Fee, and either of them, with power of substitution, as proxies of the undersigned, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Fischer Imaging Corporation held of record by the undersigned on April 30, 1998, at the Annual Meeting of Stockholders to be held on June 12, 1998 or any adjournment or postponement thereof.

1. ELECTION OF DIRECTORS

   [_] FOR all nominees listed below (except as marked to the contrary below, see instructions)

   [_] WITHHOLD AUTHORITY to vote for all
       nominees listed

                  Nominees: Kathryn A. Paul; R. John Fletcher

   INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space below:

                  -------------------------------------------

2. APPROVAL OF AMENDMENTS TO EMPLOYEE STOCK PURCHASE PLAN

                        [_] FOR [_] AGAINST [_] ABSTAIN

3. APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE NONEMPLOYEE DIRECTOR STOCK OPTION PLAN AND THE REPRICING OF OUTSTANDING NONEMPLOYEE DIRECTOR OPTIONS

                        [_] FOR [_] AGAINST [_] ABSTAIN

  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, UPON MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND UPON THE ELECTION OF SUBSTITUTED NOMINEES FOR DIRECTORS DESIGNATED BY THE BOARD OF DIRECTORS IF THE PERSONS NAMED IN PROPOSAL 1 ABOVE ARE UNABLE TO SERVE AS DIRECTORS.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

  Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If partnership, please sign in partnership name by authorized person.

                            ---------------------------------------------------
                            Signature

                            ---------------------------------------------------
                            Signature if held jointly

                            ---------------------------------------------------
                            Date

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE